Exhibit 99

Wright Medical Group, Inc. Reports Results for Fourth Quarter Ended December 31, 2003

         Company Posts Record Quarterly and Full Year Results

    ARLINGTON, Tenn.--(BUSINESS WIRE)--Feb. 12, 2004--Wright Medical Group, Inc. (NASDAQ:WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported record financial results for its fourth quarter and full year ended December 31, 2003.
    Net sales totaled $68.9 million during the fourth quarter ended December 31, 2003, representing a 32% increase over net sales of $52.3 million during the fourth quarter of 2002. Net sales during the fourth quarter reached a record level for any quarter in Wright's history. Excluding the impact of foreign currency, net sales increased 25% during the fourth quarter. Generally Accepted Accounting Principles ("GAAP") net income for the fourth quarter of 2003 totaled $6.7 million, or $.19 per diluted share. GAAP net income for the fourth quarter of 2002 was $10.4 million, or $.30 per diluted share, including the favorable effect of a $5.5 million non-cash income tax benefit and $4.9 million, or $.14 per diluted share excluding such benefit.
    For the full year 2003, the Company's net sales totaled a record $248.9 million, representing a 24% increase over net sales of $200.9 million in 2002. Excluding the impact of foreign currency, net sales increased 18% during 2003. For the full year 2003, GAAP net income totaled $17.4 million, or $.50 per diluted share, including the after-tax effect of a first quarter $4.6 million in-process research and development ("IPRD") charge which resulted from the Company's acquisition of certain ADCON(R) Gel technology assets. For the full year 2002, GAAP net income totaled $25.1 million, or $.75 per diluted share, including the fourth quarter 2002 $5.5 million income tax benefit, the favorable after-tax benefit of the Company's first quarter 2002 $4.2 million arbitration settlement award, and the favorable after-tax benefit of the Company's second quarter 2002 resolution of an $800,000 royalty obligation. Excluding those previously mentioned items, net income for the full year 2003 would have been $20.2 million, or $0.58 per diluted share, compared to $16.4 million, or $0.49 per diluted share, for the full year 2002. A reconciliation of GAAP to "as adjusted" results is included in the attached financial tables.
    F. Barry Bays, President and Chief Executive Officer commented, "We are very pleased with our fourth quarter sales and operating results, which exceeded the upper ends of their respective outlook ranges and provided an excellent conclusion to what has been an outstanding year for Wright Medical. Our fourth quarter net sales growth rate of 32% represents the fastest annual rate of sales growth we have reported as a public company. These results were driven by continued outstanding performances across all product lines, including excellent fourth quarter sales performances by our biologics and extremity product lines, which experienced sales growth rates of 33% and 31%, respectively. At the same time, the exceptional performance experienced throughout the earlier part of this year by our hip product line continued into the fourth quarter, with our domestic hip business achieving growth of 63% over the prior year fourth quarter. As anticipated, our hip business benefited during the fourth quarter from the continued success of our LINEAGE(R) ceramic-on-ceramic system, our CONSERVE(R) Total hip system with BFH(R) Big Femoral Head technology and our PROFEMUR(R) line of primary stems featuring innovative neck modularity.
    Mr. Bays continued, "In addition to our excellent sales performance, we are also very pleased with our fourth quarter and full year 2003 profitability results. Our ongoing ability to leverage the Company's existing infrastructure enabled us to achieve fourth quarter and full year operating income growth, as adjusted, of 61% and 47%, respectively, while still making a significant increase in our investment in research and development activities. Additionally, despite a higher tax rate, adjusted net income, grew 37% and 23%, for the fourth quarter and full year, respectively. Looking ahead, our outlook for 2004 reflects another solid year of continued sales and earnings growth."

    Sales Review

    The Company experienced global growth across all its major product lines during the fourth quarter and full year of 2003, with the Company's hip, extremity, and biologics product lines again posting exceptional growth rates. Specifically, global net sales of the Company's hip, biologics, extremity and knee product lines increased by 48%, 33%, 31% and 17%, respectively, during the fourth quarter of 2003 when compared to the fourth quarter of 2002, and 37%, 31%, 26% and 9%, respectively during the full year of 2003 when compared to the full year of 2002.
    Domestic sales totaled $41.0 million during the fourth quarter of 2003 and $152.9 million for the full year, representing increases of 32% and 25% compared to the respective year-ago periods. Fourth quarter 2003 domestic sales of the Company's hip, extremity, biologics, and knee product lines reflected growth of 63%, 37%, 28% and 13%, respectively. Full year 2003 domestic sales of the Company's hip, extremity, biologics, and knee product lines reflected growth of 49%, 32%, 29% and 5%, respectively.
    International sales totaled $27.9 million during the fourth quarter, an increase of 31% compared to the fourth quarter of 2002. For the full year 2003, international sales reached $96.1 million, an increase of 22% compared to 2002. The Company's international sales results included favorable foreign currency impacts totaling approximately $3.5 million and $11.9 million during the fourth quarter and full year 2003, respectively.

    Outlook

    The Company has upwardly revised its previously-communicated sales target for the full year 2004 to a range of $280 million to $287 million, while its profit objectives remain consistent with previous guidance for the full year, with operating income targeted in a range of $38.5 to $42 million and earnings per share targeted at $0.66 to $0.72 per diluted share.
    The Company's anticipated targets for the first quarter of 2004 for net sales are in the range of $69 million to $71 million, representing sales growth objectives between approximately 18% and 21% for the quarter, with operating income results ranging from $9.5 million to $10.5 million and earnings per share results ranging from $0.16 to $0.18 per diluted share. These targets for both the full year and first quarter of 2004 exclude the effect of possible future acquisitions or other material future business developments.
    The Company's anticipated targets for net sales, income from operations and earnings per share are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Conference Call

    As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-915-4836 (domestic)/ 973-317-5319 (international). To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting today and continuing until 10:59 p.m. (Central Time) on February 19, 2004. To hear this replay, dial 800-428-6051 (domestic) or 973-709-2089 (international) and enter the registration number 333606. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate - Investor Information - Audio Archives" section of the Company's website located at www.wmt.com.
    The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release or otherwise available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.
    The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Non-GAAP Financial Measures

    The Company uses non-GAAP financial measures, such as net income, as adjusted, income from operations, as adjusted, and net income, as adjusted, per diluted share. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities including purchased in-process research and development and the financial impact of significant litigation, which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

    Safe-Harbor Statement

    This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company's filings with the Securities and Exchange Commission (including the Company's annual report on Form 10-K for the year ended December 31, 2002, and in subsequent quarterly reports on Form 10-Q), which could cause the Company's actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.

    Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 40 countries worldwide. For more information about Wright Medical, visit our website at www.wmt.com.


                      Wright Medical Group, Inc.
            Condensed Consolidated Statements of Operations
           (in thousands, except per share data--unaudited)

                               Three Months Ended       Year Ended
                               ------------------- -------------------

                                Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,
                                 2003      2002      2003      2002
                               --------- --------- --------- ---------

Net sales                       $68,890   $52,310  $248,932  $200,873
Cost of sales                    19,436    14,648    67,815    55,616
                               --------- --------- --------- ---------
     Gross profit                49,454    37,662   181,117   145,257

Operating Expenses:
  Selling, general and
   administrative                33,052    27,250   127,612   106,875
  Research and development        4,311     2,468    16,151    10,357
  Amortization of intangible
   assets                           935     1,096     3,562     3,946
  Stock-based expense               757       408     2,068     1,724
  Acquired in-process
   research and development
   costs                              -         -     4,558         -
  Arbitration settlement award        -         -         -    (4,200)
                               --------- --------- --------- ---------
    Total operating expenses     39,055    31,222   153,951   118,702
                               --------- --------- --------- ---------

     Income from operations      10,399     6,440    27,166    26,555
Interest expense, net               255       245     1,107       938
Other income, net                  (394)     (289)   (1,060)   (1,277)
                               --------- --------- --------- ---------
     Income before income
      taxes                      10,538     6,484    27,119    26,894
Provision (benefit) for income
 taxes                            3,791    (3,891)    9,722     1,834
                               --------- --------- --------- ---------
     Net income                  $6,747   $10,375   $17,397   $25,060
                               ========= ========= ========= =========

Net income per common share,
 basic                            $0.20     $0.32     $0.53     $0.79
                               ========= ========= ========= =========
Net income per common share,
 diluted                          $0.19     $0.30     $0.50     $0.75
                               ========= ========= ========= =========
Weighted-average number of
 common shares outstanding,
 basic                           33,003    32,633    32,857    31,870
                               ========= ========= ========= =========
Weighted-average number of
 common shares outstanding,
 diluted                         34,948    34,127    34,561    33,550
                               ========= ========= ========= =========


                      Wright Medical Group, Inc.
                      Consolidated Sales Analysis
                  (dollars in thousands -- unaudited)

                      Three Months Ended             Year Ended
                   ------------------------ --------------------------
                   Dec. 31, Dec. 31,   %    Dec. 31,  Dec. 31,    %
                    2003     2002    change   2003      2002    change
                   -------- -------- ------ --------- --------- ------
Geographic
------------------
Domestic           $41,007  $31,007   32.3% $152,864  $122,348   24.9%
International       27,883   21,303   30.9%   96,068    78,525   22.3%
                   -------- -------- ------ --------- --------- ------
Total net sales    $68,890  $52,310   31.7% $248,932  $200,873   23.9%
                   ======== ======== ====== ========= ========= ======

Product Line
------------------
Knee products      $20,897  $17,897   16.8%  $78,338   $72,058    8.7%
Hip products        22,847   15,448   47.9%   78,071    56,945   37.1%
Biologics products  13,980   10,499   33.2%   50,056    38,347   30.5%
Extremity products   8,484    6,456   31.4%   31,876    25,367   25.7%
Other                2,682    2,010   33.4%   10,591     8,156   29.9%
                   -------- -------- ------ --------- --------- ------
Total net sales    $68,890  $52,310   31.7% $248,932  $200,873   23.9%
                   ======== ======== ====== ========= ========= ======


                      Wright Medical Group, Inc.
               Reconciliation of Income from Operations
                to Income from Operations, As Adjusted
                  (dollars in thousands -- unaudited)

                                Three Months Ended     Year Ended
                                ------------------ -------------------
                                Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,
                                  2003     2002      2003      2002
                                --------- -------- --------- ---------
Income from Operations, as
 reported                        $10,399   $6,440   $27,166   $26,555
Add:  Acquired in-process
 research and development costs        -        -     4,558         -
Less:  Arbitration settlement
 award                                 -        -         -    (4,200)
Less:  Royalty resolution              -        -         -      (800)
                                --------- -------- --------- ---------
Income from Operations, as
 adjusted                        $10,399   $6,440   $31,724   $21,555
                                ========= ======== ========= =========


                      Wright Medical Group, Inc.
        Reconciliation of Net Income to Net Income, As Adjusted
          (in thousands, except per share data -- unaudited)

                               Three Months Ended       YearEnded
                               ------------------- -------------------
                                Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,
                                 2003      2002      2003      2002
                               ---------- -------- --------- ---------
Net income, as reported           $6,747  $10,375   $17,397   $25,060
Add:  Acquired in-process
 research and development
 costs, net of tax                     -        -     2,819         -
Less:  Arbitration settlement
 award, net of tax                     -        -         -    (2,604)
Less:  Royalty resolution,
 net of tax                            -        -         -      (593)
Less:  Income tax benefit              -   (5,465)        -    (5,465)
                               ---------- -------- --------- ---------
Net income, as adjusted           $6,747   $4,910   $20,216   $16,398
                               ========== ======== ========= =========

Net income, as adjusted,
 per common share, basic           $0.20    $0.15     $0.62     $0.51
                               ========== ======== ========= =========
Net income, as adjusted,
 per common share, diluted         $0.19    $0.14     $0.58     $0.49
                               ========== ======== ========= =========
Weighted-average number of
 common shares outstanding,
 basic                            33,003   32,633    32,857    31,870
                               ========== ======== ========= =========
Weighted-average number of
 common shares outstanding,
 diluted                          34,948   34,127    34,561    33,550
                               ========== ======== ========= =========


                      Wright Medical Group, Inc.
                 Condensed Consolidated Balance Sheets
                   (dollars in thousands--unaudited)

                                                    Dec. 31,  Dec. 31,
                                                      2003      2002
                                                   --------- ---------
Assets:
Current Assets:
  Cash and cash equivalents                         $66,571   $51,373
  Accounts receivable, net                           55,821    39,571
  Inventories                                        64,204    55,628
  Prepaid expenses and other current assets          23,928    26,417
                                                   --------- ---------
     Total current assets                           210,524   172,989
                                                   --------- ---------

Property, plant and equipment, net                   66,915    59,215
Intangible assets, net                               29,894    26,908
Other assets                                         14,770    17,258
                                                   --------- ---------
   Total assets                                    $322,103  $276,370
                                                   ========= =========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                  $14,227    $9,878
  Accrued expenses and other current liabilities     42,814    29,878
  Current portion of long-term obligations            6,228     5,676
                                                   --------- ---------
     Total current liabilities                       63,269    45,432
                                                   --------- ---------
Long-term obligations                                11,096    16,586
Other liabilities                                     9,420     9,353
                                                   --------- ---------
   Total liabilities                                 83,785    71,371
                                                   --------- ---------

Stockholders' equity                                238,318   204,999
                                                   --------- ---------
   Total liabilities and stockholders' equity      $322,103  $276,370
                                                   ========= =========

    CONTACT: Wright Medical Group, Inc., Arlington
             John K. Bakewell, 901-867-4527
             www.wmt.com